UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



 Date of Report (Date of earliest event reported):  November 15,
                              2006

                  CLAYTON WILLIAMS ENERGY, INC.
     (Exact name of registrant as specified in its charter)


      Delaware             001-10924             75-2396863
  (State or other         (Commission          (IRS Employer
  jurisdiction of         File Number)      Identification No.)
   incorporation)


                    6 Desta Drive, Suite 6500
                   Midland, Texas  79705-5510
   (Address of principal executive offices including zip code)

       Registrant's telephone number, including area code:
                         (432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of Clayton Williams Energy, Inc. (the "Company"), in September 2002, adopted an incentive plan for officers, key employees and consultants, excluding Clayton W. Williams, the Chairman of the Board, President and Chief Executive Officer of the Company, who promote the Company's drilling and acquisition programs. Management's objective in adopting this plan is to further align the interests of the participants with those of the Company by granting the participants after-payout working interests in the production developed, directly or indirectly, by the participants. The plan provides for the creation of a series of partnerships between the Company and the participants to which the Company contributes a portion of its working interest in wells drilled within certain areas. The Company pays all costs and receives all revenues until payout of its costs, plus interest. At payout, the participants receive 99% of all subsequent revenues and pay 99% of all subsequent expenses attributable to the partnerships' interests.

On October 2, 2006 the Compensation Committee of the Board of Directors of the Company approved the formation of four participation agreements created pursuant to this plan and approved participation awards to certain officers, key employees and consultants. The Company entered into participation agreements with the participant on November 15, 2006, to be effective as of October 2, 2006. The participation agreements are summarized as follows:

Participation Agreement relating to Floyd Prospect III, to which the Company will contribute 6% of its working interest in wells to be drilled in the Floyd Prospect area located in Plaquemines Parish, Louisiana.

Participation Agreement relating to North Louisiana -
Bossier II, to which the Company will contribute 5% of its working interest in wells to be drilled in the North Louisiana Parishes of Caddo, Desoto, Sabine, Natchitoches, Red River, Bienville, Jackson, Richland, Caldwell, Franklin, Madison and Tensas, in which the Bossier Sand Trend is the primary objective.

Participation Agreement relating to North Louisiana - Hosston/Cotton Valley II, to which the Company will contribute 5% of its working interest in wells to be drilled in North Louisiana Parishes of Caddo, Bossier, Webster, Claiborne, Lincoln, Union and Quachita, in which the Hosston/Cotton Valley/Gray Sand Trend is the primary objective.

Participation Agreement relating to South Louisiana V, to which to Company will contribute 5% of its working interest in wells to be drilled in the South Louisiana Parishes of Calcasieu, Cameron, Iberia, Jefferson Davis, Acadia, Vermillion, West Baton Rouge, East Baton Rouge, St. James, St. Charles, Orleans, Iberville, Livingston, Ascension, Jefferson, St. Bernard, Plaquemines, St. John, Lafourche, Terrebonne, Assumption, St. Martin and St. Mary, excluding prospects commonly referred to as the Floyd Prospects located in Plaquemines Parish.

Item 9.01  Financial Statements and Exhibits

The following exhibits are provided as part of the information furnished under Item 1.01 of this report.

     Exhibit
     Number                  Description

       10.1  Participation Agreement relating to Floyd
                 Prospect III dated November 15, 2006.
       10.2 Participation Agreement relating to North Louisiana - Bossier II dated November 15, 2006.
       10.3  Participation Agreement relating to North
                 Louisiana - Hosston/Cotton Valley II dated
                 November 15, 2006.
       10.4  Participation Agreement relating to South
                 Louisiana V dated November 15, 2006

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CLAYTON WILLIAMS ENERGY, INC.


November 16, 2006        By:  /s/ L. Paul Latham
                         L Paul Latham
                         Executive Vice President and Chief
                         Operating Officer


November 16, 2006        By:  /s/ Mel G. Riggs
                         Mel G. Riggs
                         Senior Vice President and Chief
                         Financial Officer